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                                                                     Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 2000, included in this Form 10-K, into the Company's previously filed registration statements on Forms S-3 (File No. 33-61115, File No. 333-48917, File No. 333-70157, as amended, File No.
333-74693, File No. 333-74695 and File No. 333-74697) and Forms S-8 (File No.
33-59771, File No. 33-59773, File No. 33-59767 and File No. 333-69877).


                                                  /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
March 27, 2000